Exhibit 99.1

Accellent Completes Acquisition of Lake Region Medical

Wilmington, MA (March 12, 2014)—Today, Accellent Inc. (“the Company” or “Accellent”), a leading provider of fully integrated outsourced manufacturing and engineering services to the medical device industry, announced it has completed the acquisition of Lake Region Medical (“Lake Region”), a privately held, original development manufacturer of minimally invasive devices and delivery systems to the cardiology and endovascular markets. As previously announced, the merged businesses will be called Lake Region Medical carrying on the Fleischhacker family legacy of serving the medical device industry for over 60 years.

“We are pleased to announce the closing of this acquisition and we believe it will be transformational for both companies,” said Don Spence, Chairman and Chief Executive Officer of Accellent who will now lead Lake Region Medical. “The new Lake Region Medical will have distinctive strengths in the interventional vascular business, and at the same time we expect to continue to grow our Advanced Surgical segment.”

The Fleischhacker family are significant shareholders in the newly combined Company and Joe Fleischhacker is joining the Company’s Board of Directors and will serve on the senior executive team. “I look forward to working with Joe and the Fleischhacker family as we build the new Lake Region Medical and continue the success of both of our businesses,” Don Spence added.

“We are very excited about the future and what the merger of Lake Region’s strength in guide wires and wire based medical devices with Accellent’s strength in catheters will mean for our customers and employees,” said Joe Fleischhacker. “This combination will create a supplier that can offer interventional delivery, access and retrieval systems to complement our customers’ core therapeutic devices. The new Lake Region Medical will also have strong manufacturing capabilities to support our customers’ product needs for components, sub-assemblies and fully assembled devices in both the Cardio &Vascular and Advanced Surgical markets.”

Accellent’s company headquarters in Wilmington, MA will be the new headquarters for Lake Region Medical. Lake Region’s employees and facilities in Chaska, Minnesota, New Ross and Galway, Ireland and Shanghai, China will become part of the global team. Both Don Spence and Joe Fleischhacker stated, “The overall employee and customer feedback has been very positive and both teams are looking forward to a bright future together.”

About Accellent

Accellent Inc. provides fully integrated outsourced manufacturing and engineering services to the medical device industry, primarily in the cardiology, vascular and the advanced surgical markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com

About Lake Region Medical

Lake Region Medical is a privately held, global leader in the development and manufacture of OEM devices, supplying the world’s largest medical device companies with minimally invasive delivery solutions. It is an industry expert in developing and marketing medical devices to meet unique clinical challenges for cardiovascular, stimulation therapy, neurovascular, and peripheral vascular applications, serving all major markets worldwide. Lake Region collaborates with top physicians and leading university research facilities on new product developments and has established development and distribution partnerships with industry leading medical device companies throughout the world. For more information, please visit www.lakeregionmedical.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Such statements may include, but are not limited to, statements about the benefits of the proposed Merger of the Company with Lake Region, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ from those set forth in the forward-looking statements.

For more information contact:

Accellent

Media Contact: Laura Tringali

978-570-6900

laura.tringali@accellent.com

Investor Contact: Richard Johnson

978-570-6900

richard.johnson@accellent.com

Lake Region Medical

Media Contact: Jim Mellor

(952) 361-2511

James.mellor@lakeregionmedical.com